Exhibit 99.1
Exterran Corporation Announces Agreement to Sell the U.S. Compression Fabrication Business

HOUSTON, August 25, 2020 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today announced it has signed an agreement to sell its U.S. compression fabrication business.

The Company has signed an agreement with Compass Energy Systems Ltd. (“Compass”) to sell them its U.S. compression fabrication business. The price and terms were not disclosed. The Company expects the transaction to close in the fourth quarter and is subject to customary conditions and purchase price adjustments.

Andrew Way, Exterran’s President and Chief Executive Officer commented, “We are extremely pleased that we have reached an agreement to sell our U.S. compression fabrication business. This is not only a positive outcome for Exterran, but our employees and customers as well. We look forward to working with Compass in the future, and continuing to serve our customers globally for their needs.”

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a global systems and process company offering solutions in the oil, gas, water and power markets. We are a leader in natural gas processing and treatment and compression products and services, providing critical midstream infrastructure solutions to customers throughout the world. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 25 countries.

For more information, contact:
Blake Hancock, Vice President of Investor Relations, at 281-854-3043
Or visit www.exterran.com

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Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “preliminary,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking information in this release include, but are not limited to the preliminary financial information regarding Exterran’s finalized fourth quarter results and charges. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. As a result, any such forward-looking statements are not guarantees of future performance or results. While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: adjustments made during the finalization of Exterran’s financial close and reporting processes for the fourth quarter and fiscal year 2019; local, regional, national and international economic and political conditions and the impact they may have on Exterran and its customers; Exterran’s reduced profit margins or loss of market share resulting from competition or the introduction of competing technologies by other companies; Exterran’s ability to win profitable new business; changes in international trade relationships including the imposition of trade restrictions or tariffs related to any materials or products used in the operation of our business; conditions in the oil and gas industry, including a sustained imbalance in the level of supply or demand for oil or natural gas or a sustained low price of oil or natural gas; Exterran’s ability to timely and cost-effectively execute projects; Exterran enhancing or maintaining its asset utilization, particularly with respect to its fleet of compressors and other assets; Exterran’s ability to integrate acquired businesses; employment and workforce factors, including the ability to hire, train and retain key employees; Exterran’s ability to accurately estimate costs and time required under Exterran’s fixed price contracts; liability related to the use of Exterran’s products and services; changes in political or economic conditions in key operating markets, including international markets; changes in current exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; risks associated with Exterran’s operations, such as equipment defects, equipment malfunctions, environmental discharges, extreme weather and natural disasters; pandemics and other public health crisis, and other catastrophic events outside of Exterran’s control, including the continued spread and impact of, and the response to, the COVID-19 pandemic; risks associated with cyber-based attacks or network security breaches; any non-performance by third parties of their contractual obligations, including the financial condition of our customers; changes in safety, health, environmental and other regulations, including those related to climate change or water scarcity; and Exterran’s indebtedness and its ability to generate sufficient cash flow, access financial markets at an acceptable cost, fund its operations, capital commitments and other contractual cash obligations, including our debt obligations.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2019, and other filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.